Exhibit 3.1

Amended and Restated

Memorandum of Association

of

Freightos Limited

(Amended and Restated by Special Resolution passed on April 24, 2022)

Grand Cayman

Cayman Islands

conyers.com

Filed: 25-Apr-2022 14:18 EST
www.verify.gov.ky File#: 389316	Auth Code: K16553953974

THE COMPANIES ACT (2022 REVISION)

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Freightos Limited

(Amended and Restated by Special Resolution passed on April 24, 2022)

1.	The name of the Company is Freightos Limited.

2.	The registered office of the Company shall be at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

3.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4.	Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Act.

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.	The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.	The share capital of the Company is US$260.94980 divided into:

a.	16,232,651 Ordinary Shares of a nominal or par value of US$0.00001 each;

Filed: 25-Apr-2022 14:18 EST
www.verify.gov.ky File#: 389316	Auth Code: K16553953974

Freightos Limited

b.	698,000 Series Seed Preferred Shares of a nominal or par value of US$0.00001 each;

c.	1,314,285 Series A1 Preferred Shares of a nominal or par value of US$0.00001 each;

d.	264,983 Series A2 Preferred Shares of a nominal or par value of US$0.00001 each;

e.	2,352,445 Series B Preferred Shares of a nominal or par value of US$0.00001 each; and

f.	5,232,616 Series C Preferred Shares of a nominal or par value of US$0.00001 each.

9.	The Company may exercise the power contained in the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

Filed: 25-Apr-2022 14:18 EST
www.verify.gov.ky File#: 389316	Auth Code: K16553953974

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